As filed with the Securities and Exchange Commission on February 19, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its Charter)

Delaware	52-2055918
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Address of Principal Executive Offices, Zip Code)

MARRIOTT INTERNATIONAL, INC. EMPLOYEES’ PROFIT SHARING,

RETIREMENT AND SAVINGS PLAN AND TRUST

(Full title of the plan)

Edward S. Ryan, Esq.

Executive Vice President and General Counsel

Marriott International, Inc.

Dept. 52/923

10400 Fernwood Road

Bethesda, Maryland 20817

(301) 380-3000

(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in

Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of registration fee (2)
Class A Common Stock, par value $0.01 per share	$580,000,000	$580,000,000	$67,396.00

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also registers such amount of additional securities that may be offered pursuant to the terms of the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust which provides for a change in the amount or type of securities being offered or issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust.
(2)	Calculated in accordance with Rule 457(o) of the Securities Act.

INTRODUCTION

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Marriott International, Inc., a Delaware corporation (the “Company” or the “Registrant”), and the Marriott International, Inc. Employees’ Profit Sharing, Retirement and Savings Plan and Trust (the “Plan”), to register an additional $580,000,000 worth of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to be offered and sold to accounts of eligible employees of the Company under the Plan, as well as to register an indeterminate amount of interests in the Plan. The Company previously filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-166703) on May 10, 2010 registering $250,000,000 worth of Class A Common Stock issuable under the Plan (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that the Company and the Plan file later with the SEC will automatically update and in some cases supersede this information. Specifically, the Company and the Plan incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	The Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s latest annual report or prospectus referred to in (a) above;

(c)	The description of our Class A Common Stock set forth under the caption “Description of the New Marriott Capital Stock” in our Registration Statement on Form 10, filed on February 13, 1998, including any amendment or report filed with the SEC for the purpose of updating such description;

(d)	The Plan’s latest annual report filed pursuant to Section 15(d) of the Exchange Act; and

(e)	Future filings the Company or the Plan make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Internal Revenue Service determination letter, dated October 30, 2012, relating to the Plan.

23.1	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on February 19th, 2015.

MARRIOTT INTERNATIONAL, INC.

By:	/s/ Arne M. Sorenson
Arne M. Sorenson
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Edward A. Ryan and Bancroft S. Gordon as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Arne M. Sorenson	President, Chief Executive Officer and Director (Principal Executive Officer)	February 19, 2015
Arne M. Sorenson

/s/ Carl T. Berquist	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	February 19, 2015
Carl T. Berquist

/s/ Bao Giang Val Bauduin	Controller and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2015
Bao Giang Val Bauduin

/s/ J.W. Marriott, Jr.	Chairman of the Board	February 19, 2015
J.W. Marriott, Jr.

/s/ Mary K. Bush	Director	February 19, 2015
Mary K. Bush

/s/ Deborah Marriott Harrison	Director	February 19, 2015
Deborah Marriott Harrison

/s/ Frederick A. Henderson	Director	February 19, 2015
Frederick A. Henderson

/s/ Lawrence W. Kellner	Director	February 19, 2015
Lawrence W. Kellner

/s/ Debra L. Lee	Director	February 19, 2015
Debra L. Lee

/s/ George Muñoz	Director	February 19, 2015
George Muñoz

/s/ Harry J. Pearce	Director	February 19, 2015
Harry J. Pearce

/s/ Steven S Reinemund	Director	February 19, 2015
Steven S Reinemund

/s/ W. Mitt Romney	Director	February 19, 2015
W. Mitt Romney

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland, on February 19, 2015.

MARRIOTT INTERNATIONAL, INC.
EMPLOYEES’ PROFT SHARING,
RETIREMENT AND SAVINGS PLAN AND TRUST

By:	/s/ Carolyn B. Handlon
Carolyn B. Handlon
Trustee and Member, Profit Sharing Committee

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit No. 3(i) to the Company’s Form 8-K filed with the SEC on August 22, 2006 (File No. 001-13881).

4.2	Amended and Restated Bylaws, incorporated by reference to Exhibit No. 3(ii) to the Company’s Form 8-K filed with the SEC on June 18, 2014 (File No. 001-13881).

5.1	Internal Revenue Service determination letter, dated October 30, 2012, relating to the Plan.

23.1	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).